As filed with the Securities and Exchange Commission on October 21, 2025
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-3146460
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

14 Plaza Drive Latham, New York	12110
(Address of Principal Executive Offices)	(Zip Code)

AngioDynamics, Inc. 2020 Equity Incentive Plan
(Full Title of the Plan)

Lawrence T. Weiss, Esq.
Senior Vice President
Chief Legal Officer and Corporate Secretary
AngioDynamics, Inc.
14 Plaza Drive
Latham, New York 12110
(Name and Address of Agent for service)

(518) 795-1400
(Telephone Number, Including Area Code, of Agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.         ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed with the Securities and Exchange Commission (the “Commission”) by AngioDynamics, Inc., a Delaware corporation (the “Registrant”), in order to register an additional 4,700,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), which such additional shares were approved by the Registrant’s shareholders at the Registrant’s annual meetings of shareholders held on November 14, 2023 and November 12, 2024 (the “Approval Dates”), including (i) 2,170,932 available for issuance under the AngioDynamics, Inc. 2020 Equity Incentive Plan (the “2020 Plan”). and (ii) 2,529,068 shares of Common Stock that may be issued and sold upon the vesting and exercise, if applicable, of restricted stock units and options to purchase Common Stock, which such restricted stock units and options were granted to certain employees of the Registrant pursuant to the terms of the 2020 Plan.

On January 19, 2021, the Registrant filed with the Commission a registration statement on Form S-8 (File No. 333-252209) to register 2,400,000 shares of Common Stock issuable under the 2020 Plan (the “2021 Registration Statement”). On January 6, 2023, the Registrant filed with the Commission a registration statement on Form S-8 (File No. 333-269151) to register 1,950,000 shares of Common Stock issuable under the 2020 Plan (the “2023 Registration Statement”, and together with the 2021 Registration Statement, the “Prior Registration Statements”).

The shareholders of the Registrant approved amendments to the 2020 Plan to increase the number of shares of Common Stock issuable under the 2020 Plan to 9,050,000 shares. This Registration Statement is being filed to register the additional 4,700,000 shares of Common Stock issuable under the 2020 Plan as approved by the shareholders of the Registrant on the Approval Dates.

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reoffers and resales of “restricted securities” and “control securities” (as such terms are defined in Section C of the General Instructions to Form S-8) by the selling stockholders and may be used on a continuous or delayed basis in the future, by the selling stockholders. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each selling stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Company’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. The registration of the shares of our Common Stock covered by the Reoffer Prospectus does not necessarily mean that any shares of our Common Stock will be sold by the selling stockholders.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements on Form S-8 concerning the 2020 Plan are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) (§230.428(b)(1)). The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plan covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act.  Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 (§230.424). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”). See Rule 428(a)(1) (§230.428(a)(1)).

REOFFER PROSPECTUS

Up to an aggregate of 2,529,068 Shares

AngioDynamics, Inc.

Common Stock

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 2,529,068 shares of AngioDynamics (the “Company”) common stock, $0.01 par value per share (the “Common Stock”), by certain security holders identified herein in the section entitled “Selling Stockholders”. Such Shares have been or may be acquired in connection with awards granted under AngioDynamics, Inc. 2020 Equity Incentive Plan (the “Plan”). You should read this prospectus carefully before you invest in the common stock.

Subject to the satisfaction of any conditions to vesting of, or exercise of options relating to, the shares of Common Stock offered hereby pursuant to the terms of the relevant agreements, and subject to any applicable restrictions, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to a purchaser, or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 5 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “ANGO.” On October 20, 2025, the last sale price of a share of our Common Stock as reported on the Nasdaq was $11.82 per share.

Investing in our Securities involves substantial risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this Reoffer Prospectus for the factors you should consider before buying shares of our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 21, 2025.

You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information.”

You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “projects”, “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ materially from AngioDynamics’ expectations, expressed or implied. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions (including inflation, labor shortages and supply chain challenges including the cost and availability of raw materials), the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to obtain regulatory clearances or approval of its products, or to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2025. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

THE COMPANY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section included elsewhere in this prospectus and our financial information incorporated by reference herein.

AngioDynamics Inc. (“AngioDynamics” or the “Company”) is a leading and transformative medical technology company focused on restoring healthy blood flow in the body's vascular system, expanding cancer treatment options and improving quality of life for patients.

AngioDynamics is a Delaware corporation and was founded in 1988. Our corporate headquarters is located at 14 Plaza Drive, Latham, New York 12110 and our phone number is (518) 795-1400.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this Reoffer Prospectus and the documents incorporated herein by reference under the headings “Risk Factors”, including those contained in supplements to this prospectus and elsewhere in our Annual Report on Form 10-K for the year ended May 31, 2025, which is incorporated into this Reoffer Prospectus by reference, and any risk factors set forth in our other filings that we make with the Securities and Exchange Commission (“SEC”) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as other information we include or incorporate by reference. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

We will receive no proceeds from the sale of the shares of Common Stock by the Selling Stockholders. All proceeds from the sale of the Common Stock will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

DESCRIPTION OF COMMON STOCK

The description of the Company’s Common Stock contained in our Annual Report on Form 10-K for the year ended May 31, 2025, including any amendment or report filed for the purpose of updating such description, is incorporated herein by reference.

SELLING STOCKHOLDERS

The Common Stock being registered by this prospectus consists of 2,529,068 shares that are currently held by the individual employees and officers listed below (the “Selling Stockholders”), and were issued to the Selling Stockholders pursuant to the 2020 Plan. We are registering these shares to permit the Selling Stockholders to resell these shares when each deems appropriate subject to the satisfaction of any conditions to vesting of, or exercise of options relating to, the shares of Common Stock offered hereby pursuant to the terms of the relevant agreements, and subject to any applicable restrictions. The Selling Stockholders may resell all, a portion, or none of the shares, at any time and from time to time. The Selling Stockholders may also sell, transfer or otherwise dispose of some or all of the shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). We do not know when or in what amounts the Selling Stockholders may offer the shares of Common Stock for sale under this prospectus.

The following table sets forth: (i) the name of each Selling Stockholder; (ii) the title of Selling Stockholder; (iii) the number and percentage of shares of our Common Stock that the Selling Stockholder beneficially owned as of October 15, 2025, prior to the offering for resale of the shares under this prospectus; (iv) the number of shares of our Common Stock that may be offered for resale for the account of the Selling Stockholder under this prospectus; and (v) the number and percentage of shares of our Common Stock to be beneficially owned by the Selling Stockholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Stockholder).

Name of Selling Stockholder	Title / Position	Number of Shares Owned Prior to Offering	Number of Shares Being Registered for Resale(2)	Number of Shares Owned After the Offering
		Number (1)		Number (3)	Percent (4)
James C. Clemmer	President and CEO	2,337,979	962,616	1,365,363	*
Stephen A. Trowbridge	EVP and CFO	769,842	279,353	490,489	*
Lawrence T. Weiss	SVP, CLO and Secretary	219,283	103,650	115,633	*
Laura Piccinini	SVP and GM, Cardiovascular and International	290,433	127,516	162,917	*
Warren G. Nighan	SVP, Global Supply Chain, Quality and Regulatory Affairs	279,847	121,113	158,734	*
Chad T. Campbell	SVP and GM, Oncology and Interventional Devices	286,807	122,246	164,561	*
Other Named Selling Stockholders (5)		1,432,867	808,126	624,741	*

* Less than 1%
(1) Includes shares of Common Stock owned or issuable in connection with the exercise or vesting of awards granted to such person, including awards that are not presently exercisable or vested.
(2) Represents shares of Common Stock underlying unexercised options granted to each Selling Stockholder.
(3) Assumes (i) all of the shares of Common Stock being offered are (x) vested and/or exercised and (y) sold in the offering, (ii) that shares of Common Stock owned by such Selling Stockholder but not being offered pursuant to this prospectus (if any) are not sold, and (iii) that no additional shares are purchased or otherwise acquired.
(4) Percentages are based on 41,076,119 shares of Common Stock outstanding as of September 18, 2025.  In calculating the percentage for each Selling Stockholder, (a) the numerator is calculated by adding the number of shares of Common Stock held by such Selling Stockholder after the offering, including shares of Common Stock issuable in connection with the exercise or vesting of awards granted to such person; and (b) the denominator is calculated by adding to the aggregate number of shares of Common Stock outstanding the number of shares of Common Stock issuable upon the exercise or vesting of awards granted to such Selling Stockholder, if any (but not the number of shares of Common Stock issuable upon the exercise or vesting of awards granted to any other Selling Stockholder).
(5) Includes the following 30 named non-affiliate persons, each of whom holds at least 1,000 shares of Common Stock owned or issuable in connection with the exercise or vesting of awards granted to such person:  Ada Au; Marna Bronfen-Moore; Jacob Brumbaugh; Saleem Cheeks; Brianne Cichoski; David Clare; Benjamin Davis; Christopher Davis; Michael Decarlo; Kelly Deerfield; Scott Duhamel; Peter Flora; Katie Garippa; Stuart Holbrook; Joseph Holcomb; Vikram Kapur; Steven Krawczyk; Peter Makula; Elizabeth Manning; Tonya Markham; Jessica Maynard; Stuart McIntyre; Troy Roberts; Katie Rodway; Kim Seabury; Juan Carlos Serna; Jeffrey Smith; Linda Upchurch; Sean Wettig; and Jeremy Wilmington.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by AngioDynamics for the account of the Selling Stockholders.

The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on Nasdaq or any other stock exchange on which our Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

The Common Stock to be offered or resold by means of this reoffer prospectus by the Selling Stockholder may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act; provided, however, that such limitation will no longer be applicable when the Company satisfies the registrant requirements for use of Form S-3. In addition, any securities covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this reoffer prospectus.

There can be no assurance that the Selling Stockholders will sell any or all of the securities offered hereby.

LEGAL MATTERS

The validity of the issuance of the Shares described in this Prospectus will be passed upon by Lawrence T. Weiss, 14 Plaza Drive, Latham, New York 12110 . As an employee of the Registrant, Mr. Weiss participates in equity compensation plans of the Registrant on the same basis as other similarly eligible employees, pursuant to which Mr. Weiss owns or has options or rights to acquire an aggregate of less than 1% of the Registrant’s outstanding Common Stock.

EXPERTS

The financial statements and the related financial statement schedule of AngioDynamics, Inc. as of May 31, 2025 and 2024, and for each of the years then ended, incorporated in this Registration Statement by reference to AngioDynamics, Inc.’s annual report on Form 10-K for the year ended May 31, 2025 and the effectiveness of AngioDynamics, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov/ that contains reports, proxy statements and other information that we file electronically with the SEC.

The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available free of charge on our website at https://www.angiodynamics.com/. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by the Registrant with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 000-50761), are incorporated herein by reference:

(a) the Annual Report on Form 10-K (including the portions of the Registrant’s Proxy Statement incorporated by reference therein) for the fiscal year ended May 31, 2025, filed with the Commission on July 18, 2025;

(b) the Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2025, filed with the Commission on October 02, 2025; and

(c) the description of the Common Stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 000-50761), filed by the Registrant with the Commission on May 13, 2004, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

AngioDynamics will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not  delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for such information should be directed to:

AngioDynamics
14 Plaza Drive, Latham, New York, 12110
(518) 798-1215
Attention: Corporate Secretary

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 000-50761), are incorporated herein by reference:

(a) the Annual Report on Form 10-K (including the portions of the Registrant’s Proxy Statement incorporated by reference therein) for the fiscal year ended May 31, 2025, filed with the Commission on July 18, 2025;

(b) the Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2025, filed with the Commission on October 02, 2025; and

(c) the description of the Common Stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 000-50761), filed by the Registrant with the Commission on May 13, 2004, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

AngioDynamics will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not  delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for such information should be directed to:

AngioDynamics
14 Plaza Drive, Latham, New York, 12110
(518) 798-1215
Attention: Corporate Secretary

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Lawrence T. Weiss who is providing an opinion on the validity of the issuance of the shares of Common Stock being registered hereby, is Senior Vice President, Chief Legal Officer and Corporate Secretary of the Registrant.  As an employee of the Registrant, Mr. Weiss participates in equity compensation plans of the Registrant on the same basis as other similarly eligible employees, pursuant to which Mr. Weiss owns or has options or rights to acquire an aggregate of less than 1% of the Registrant’s outstanding Common Stock. Mr. Weiss is eligible to participate in the Plans.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation and its stockholders for monetary damages arising out of certain breaches of fiduciary duty.

The Registrant’s amended and restated certificate of incorporation, as amended (the “COI”), generally provides for the elimination of the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach of their fiduciary duties as directors, subject to the exceptions set forth in DGCL Section 102. The Registrant’s COI provides that the Registrant will indemnify its directors and officers to the fullest extent permitted by the DGCL. The Registrant’s COI also authorizes it to indemnify its employees and other agents to the fullest extent permitted by the DGCL.

The Registrant’s Second Amended and Restated Bylaws (the “Bylaws”) generally provide that the Registrant shall indemnify each of its directors and executive officers to the fullest extent not prohibited by the DGCL and may indemnify certain other persons as set forth in the DGCL.

The 2020 Plan provides that none of the Registrant’s directors, employees, or agents shall be liable for any action taken or omitted to be taken or any determinations made under the 2020 Plan (unless constituting fraud or a willful criminal act or omission), and further provides that the Registrant will indemnify and hold harmless each of the foregoing for losses in connection with any such actions, omissions, or determinations (unless otherwise prohibited by law or the Registrant’s or its subsidiaries’ organizational documents). The right to indemnification under the 2020 Plan is not exclusive of, and does not supersede, any other indemnification rights under the Registrant’s organizational documents, applicable law, an individual indemnification agreement, or otherwise.

The Registrant also maintains officer and director insurance coverage against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.  In addition, each executive officer and director is a party to a written agreement which states that the Registrant agrees to hold each of them harmless against any and all judgments, fines, settlements and expenses related to claims against such person by reason of the fact that the person is or was a director, executive officer, employee or other agent of the Registrant, and otherwise to the fullest extent authorized or permitted by the Registrant’s COI and Bylaws and under the non-exclusivity provisions of the DGCL.

See also the undertakings set out in response to Item 9 hereof.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

3.1.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on October 7, 2005).

3.1.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1.2 to the Registrant’s Annual Report on Form 10-K filed with the Commission on August 10, 2015).

3.2	Second Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 21, 2015).
4.2
Form of Specimen Certificate of the Registrant’s Common Stock (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on May 5, 2004).

5.1	Opinion of Lawrence T. Weiss, Senior Vice President, Chief Legal Officer and Corporate Secretary.+
10.1
AngioDynamics, Inc. 2020 Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on September 26, 2024).

23.1	Consent of Lawrence T. Weiss, Senior Vice President, Chief Legal Officer and Corporate Secretary of the Registrant (included in Exhibit 5.1).+
23.2	Consent of Deloitte & Touche LLP+
24.1	Power of Attorney (included on signature page to this Registration Statement).+
107	Filing Fee Table.+

+	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Latham, State of New York, on October 21, 2025.

ANGIODYNAMICS, INC.

By:	/s/ Lawrence T. Weiss
Name:	Lawrence T. Weiss
Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Clemmer and Lawrence T. Weiss, and each or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of them and in each of their names, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each or either of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 21, 2025.

Signature	Title

/s/ Howard W. Donnelly	Chairman of the Board, Director
Howard W. Donnelly

/s/ James C. Clemmer	President and Chief Executive Officer and Director
James C. Clemmer	(Principal Executive Officer)

/s/ Stephen A. Trowbridge	Executive Vice President and Chief Financial Officer (Principal Financial Officer and
Stephen A. Trowbridge	Principal Accounting Officer)

/s/ Eileen O. Auen	Director
Eileen Auen

/s/ Wesley E. Johnson, Jr.	Director
Wesley E. Johnson, Jr.

/s/ Karen A. Licitra	Director
Karen A. Licitra

/s/ Lorinda A. Burgess	Director
Lorinda A. Burgess

/s/ Jan Stern Reed	Director
Jan Stern Reed

/s/ Michael E. Tarnoff	Director
Michael E. Tarnoff